UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 5, 2015
                Date of Report (Date of earliest event reported)


                       AMERICA RESOURCES EXPLORATION INC.
             (Exact name of registrant as specified in its charter)

           Nevada                      333-196409                 98-1153516
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

       2800 Post Oak Boulevard
             Suite 4100
            Houston, TX                                             77056
(Address of principal executive offices)                         (Zip Code)

                                 (832) 390-2273
               Registrant's telephone number, including area code


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 7.01 REGULATION FD DISCLOSURE

As of July 30, 2015, America Resources Exploration, Inc. (the "Company") was made aware of promotional newsletters and emails encouraging investors to purchase the Company's shares. These promotional emails have had an effect on increasing the trading activity and market for the Company's securities.

The Company, its officers, directors, and controlling shareholders have not, directly or indirectly, been involved in anyway with the creation or distribution of such promotional material relating to the Company's securities.

Furthermore, the Company's Investor Relation firm, MZHCI, LLC, MZ Group Company, has confirmed that they have not, directly or indirectly, been involved in anyway with the creation or distribution of such promotional material relating to the Company's securities. Nor have they paid consideration to a third party for promotional material.

ITEM 8.01 OTHER EVENTS

The Company's Board of Directors has elected to launch its own investigation of the unsolicited promotional newsletter emails described above. The Company is concerned that it is the subject of these unsolicited promotional activities and is concerned that its reputation may be damaged by the action of others.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Not applicable.

     (b)  Exhibits.

          99.1 Press release issued August 5, 2015 addressing increased trading activity in the Company's stock

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA RESOURCES EXPLORATION INC.

DATE: August 5, 2015


By: /s/ Huang Yu
   --------------------------------
Name:  Huang Yu
Title: President

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